Exhibit (h) i. d. 2.

AMENDMENT NO. 1

TO

SERVICE AGREEMENT

BETWEEN

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

AND

DELAWARE DISTRIBUTORS, L.P.

THIS AMENDMENT is made and entered into as of the 11th day of December, 2020, amends the Service Agreement entered into as of the 10th day of October, 2016, (the “Agreement”) by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”) and DELAWARE DISTRIBUTORS, L.P. (the “Distributor”), a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

3.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

4.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

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IN WITNESS WHEREOF, the parties below have caused this amendment to be executed by their duly authorized officers effective as of the date set forth above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		DELAWARE DISTRIBUTORS, L.P.

By:	/s/ Michael S. Dunn	By:	/s/ David Brenner

Print Name:	Michael S. Dunn	Print Name:	David Brenner

Title:	Head of Institutional Insurance	Title:	Senior Vice President

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account and Date Established

Massachusetts Mutual Variable Life Separate Account I Established 7/13/1988
Massachusetts Mutual Variable Life Separate Account IX Established 8/17/2020

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SCHEDULE B

Portfolio Name	Class of Shares	CUSIP

Delaware VIP® Diversified Income Series	Service Class	246493555
Delaware VIP® Emerging Markets Series	Service Class	246493886
Delaware VIP® High Yield Series	Service Class	246493829
Delaware VIP® International Value Equity Series	Service Class	246493779
Delaware VIP® International Series	Service Class	246493373
Delaware VIP® Limited-Term Diversified Income Series	Service Class	246493571
Delaware VIP® REIT Series	Service Class	246493738
Delaware VIP® Small Cap Value Series	Service Class	246493688
Delaware VIP® Smid Cap Core Series	Service Class	246493845
Delaware VIP® U.S. Growth Series	Service Class	246493597
Delaware VIP® Value Series	Service Class	246493753
Delaware VIP® Emerging Markets Series	Standard Class	246493878
Delaware VIP® International Value Equity Series	Standard Class	246493761
Delaware VIP® International Series	Standard Class	246493431
Delaware VIP® Small Cap Value Series	Standard Class	246493670